Exhibit 4.4

Form of Class B Warrant

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID THE SECURITIES ACT.

ARNO THERAPEUTICS, INC.

CONVERTIBLE PREFERRED STOCK/COMMON STOCK  PURCHASE WARRANT
(CLASS B)
Warrant No. B-[___]	Dated: [________], 2010

Arno Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [________________________], or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions of this Warrant (this “Warrant”):

(i) prior to the time that all shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), the terms, rights, preferences and privileges of which are set forth in that Certificate of Designation filed with the Secretary of State of Delaware on September 3, 2010 (the “Certificate of Designation”), shall have automatically converted into Common Stock in accordance with the terms of such Certificate of Designation (the “Automatic Conversion”), to purchase from the Company, up to a total of [________] shares of Preferred Stock (each such share, a “Preferred Warrant Share” and all such shares, the “Preferred Warrant Shares”) at an exercise price initially equal to 115% of the then-effective Conversion Price (as defined in the Certificate of Designation) of the Preferred Stock (the “PW Exercise Price”); or

(ii) from and after the Automatic Conversion, to purchase from the Company, up to a total number of shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), equal to the number of shares of Common Stock that would have been issuable on the Automatic Conversion of the Preferred Warrant Shares described above, less the number of Preferred Warrant Shares already issued pursuant to an actual exercise of this Warrant prior to the Automatic Conversion, had such net number of Preferred Warrant Shares been issued and outstanding at the time of the Automatic Conversion (each such share, a “Common Warrant Share,” and all such shares, the “Common Warrant Shares”), at an exercise price initially equal to 115% of the Conversion Price of the Preferred Stock in effect on the date of the Automatic Conversion, and thereafter as adjusted from time to time as provided in Section 9 hereof (the “CW Exercise Price”).

For the avoidance of doubt, and to further clarify the anti-dilutive protections afforded to the Holder of this Warrant prior to the Automatic Conversion, upon the occurrence of a dilutive event prior to the Automatic Conversion, the Company and the Holder acknowledge and agree that the Conversion Price, and thereby the number of shares of Common Stock into which each Preferred Warrant Share may be converted, shall be adjusted in accordance with the terms of the Certificate of Designation.

Except as otherwise specified herein, (i) at any time that any of the Preferred Stock  purchased by the Holder has not been converted to Common Stock, references in this Warrant to “Warrant Shares” shall mean Preferred Warrant Shares and to “Exercise Price” shall mean PW Exercise Price; and (ii) at any time that all of the Preferred Stock has been converted to Common Stock, references in this Warrant to “Warrant Shares” shall mean  Common Warrant Shares and to “Exercise Price” shall mean CW Exercise Price.

This Warrant is one of a series of similar warrants (collectively, the “Warrants”) issued pursuant to that certain Securities Purchase and Registration Rights Agreement, dated as of September 3, 2010, by and among the Company and the Purchaser(s) identified therein (the “Purchase Agreement”).

1.           Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.           Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Registration of Transfers.

(a)           Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer shall be exempt from the registration requirements of the Securities Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 3, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

(b)           The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the transfer agent or to the Company at its address specified herein.  Upon any such registration or transfer, a new warrant to purchase Preferred Stock and/or Common Stock, as the case may be, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.           Exercise and Duration of Warrants.

(a)           Subject to the terms and conditions of this Warrant, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof, up to and including the Expiration Date (as defined below).  Subject to paragraphs (b) and (c) of this Section 4, on  [________], 2015, at 6:30 P.M., New York City time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value (the “Expiration Date”).

(b)           A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Annex B (the “Exercise Notice”), appropriately completed and duly signed along with the Warrant, and (ii) payment of the Exercise Price for the number of Warrant Shares, as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           Insufficient Authorized Shares.  If at any time while this Warrant is outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Preferred Stock or Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and Warrants of like tenor at least a number of shares of Preferred Stock and Common Stock equal to 120% (the “Required Reserve Amount”) of the number of shares of Preferred Stock and Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants of like tenor then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Preferred Stock and Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants of like tenor then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Preferred Stock and Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy or information statement, to the extent required by applicable law, and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Preferred Stock and Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

5.           Delivery of Warrant Shares.

(a)           The Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised in full.  To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein, an Exercise Notice in the form of Annex B hereto, along with the Warrant Share Exercise Log in the form of Annex C hereto, and shall pay the Exercise Price, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder.  The Company shall promptly (but in no event later than three (3) Trading Days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate for the Warrant Shares issuable upon such exercise.  The Company shall, upon request of the Holder, and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the SEC and provided such registration statement continues to be effective and the prospectus included therein continues to remain current, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  If by the third (3rd) Trading Day after exercise of this Warrant, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise.  If by the third (3rd) Trading Day after exercise, the Company fails to deliver the required number of Warrant Shares, and if after such third Trading Day (3rd) and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In.

(b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of at least 25,000 Warrant Shares.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.           Charges, Taxes and Expenses.  Initial issuance and delivery of certificates for shares of Preferred Stock or Common Stock, as the case may be, upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.

7.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8.           Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Preferred Stock and Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that such shares of Preferred Stock or Common Stock, as the case may be, may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Preferred Stock or the Common Stock may be listed.  The Company will notify its transfer agent for the Preferred Stock and for the Common Stock of the reservation of shares of Preferred Stock and Common Stock as required under this provision.

9.           Certain Adjustments.  The CW Exercise Price and number of Common Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9 following any Automatic Conversion. The Company and the Holder acknowledge and agree that comparable adjustments in the PW Exercise Price and number of Preferred Warrant Shares for the events and matters described below are to be addressed by the terms of the Certificate of Designation relating to the Series A Preferred Stock prior to any Automatic Conversion.

(a)           Stock Dividends and Splits.  If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased.

(b)           Aggregation of Shares.  If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of Warrant Shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

(c)           Replacement of Securities Upon Reorganization, etc.  If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (each, a “Fundamental Transaction”) shall be effected, then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holder of this Warrant the obligation to deliver to the Holder of this Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

(d)           Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock.  In the event the Company shall at any time after the Automatic Conversion issue shares of Common Stock (the “Additional Shares of Common Stock”), other than Exempt Issuances (as defined below), while any portion of this Warrant remains outstanding, without consideration or for a consideration per share less than the Exercise Price, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent), determined in accordance with the following formula:

EP2 = EP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)           “EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)           “EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)           “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise, conversion or exchange of Common Stock Equivalents (as defined below) outstanding immediately prior to such issue;

(d)           “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

(e)           “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For purposes hereof, “Exempt Issuances” shall mean the issuance of (i) an aggregate number of Common Stock or Common Stock Equivalents (as defined below, and whether in the form of shares of Common Stock or options), not to exceed in the aggregate after any issuance, ten percent (10%) of all then issued and outstanding Common Stock Equivalents held by all persons, to employees, officers and/or independent directors pursuant to the Corporation’s 2005 Stock Option Plan or such other equity incentive plan approved by the Corporation’s stockholders, provided, in either case, such issuances are approved by the Corporation’s Board of Directors, including approval of at least 50% of the Corporation’s independent directors and all three Investor Directors; (ii) shares of Common Stock or Common Stock Equivalents issued as part of the purchase consideration in mergers or acquisitions of businesses or assets, provided, such issuances are approved by the Corporation’s Board of Directors, including approval of all three Investor Directors; (iii) shares of Common Stock issuable upon the exercise or conversion of Common Stock Equivalents outstanding as of the Original Issuance Date; (iii) shares of Common Stock issuable upon the exercise or conversion of Common Stock Equivalents outstanding as of the date this Warrant was originally issued; (iv) Common Stock issued to the Company’s stockholders upon any stock split, stock dividend or similar event with respect to the Common Stock; (v)  up to 500,000 shares of Common Stock or Common Stock Equivalents issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, provided, such issuances are approved by the Corporation’s Board of Directors, including approval of all three Investor Directors; (vi) shares of Common Stock or Common Stock Equivalents issued as a dividend or distribution on the Preferred Stock; or (vii)  shares of Common Stock actually issued upon the exercise, conversion or exchange of Common Stock Equivalents, in each case provided such issuance is pursuant to the terms of such Common Stock Equivalents and that an adjustment to the Exercise Price was either made or not required to be made in accordance with Section 9(d) hereof.

(e)           Adjustment of Exercise Price Upon Issuance of Common Stock Equivalents.  In the event the Company shall at any time after the Closing Date issue any Convertible Security (defined as evidences of indebtedness, shares of stock or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock) or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security (“Common Stock Equivalents”), while any portion of this Warrant remains outstanding, other than Exempt Issuances, and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalents shall be less than the Exercise Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended, and such price as so amended shall be less than the Exercise Price, then the Exercise Price upon each such issuance or amendment shall be adjusted as provided in Section 9(d) above, on the basis that Additional Shares of Common Stock issuable pursuant to such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalents, or (ii) the date of actual issuance of such Common Stock Equivalents.  No adjustment of the Exercise Price shall be made under this Section 9(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefore, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 9(e).

(f)            Computation of Consideration.  The consideration received by the Company shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Company therefore; or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Company for subscription, the subscription price; or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Company for or in connection with the underwriting thereof or otherwise in connection with the issue thereof.  The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Company for issuing such Common Stock Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents.  In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.  In any case in which the consideration to be received or paid shall be other than cash, the Board of Directors of the Company shall determine in good faith the fair market value of such consideration and promptly notify the Holder of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof.  If, within thirty (30) days after receipt of said notice, the Holder shall notify the Board of Directors of the Company in writing of its objection to such determination, a determination of fair market value of such consideration shall be made by an appraiser selected by the Company and approved by the Holder.  If the Company and the Holder are unable to agree on the selection of an appraiser, the issue of selection of an appraiser shall be submitted to the American Arbitration Association.

(g)           Readjustment of Exercise Price.  Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalents the issuance of which effected an adjustment in the Exercise Price, if such Common Stock Equivalents shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalents shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 9 after the issuance of such Common Stock Equivalents) had the adjustment of the Exercise Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalents and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company shall be deemed to have been received by the Company.

(h)           Treasury Shares.  In making any adjustment in the Exercise Price hereinbefore provided in this Section 9, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

(i)            Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(j)            Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(k)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its capital stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for  (x) any sale of all or substantially all of its assets in one or a series of related transactions, (y) any tender offer or exchange offer (whether by the Company or another person) pursuant to which holders of capital stock are permitted to tender or exchange their shares for other securities, cash or property, or (z) any reclassification of the capital stock or any compulsory share exchange pursuant to which the capital stock is effectively converted into or exchanged for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten business days prior to the applicable record or effective date on which a Person would need to hold capital stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.         Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, that in the event the Registration Statement is not then effective and available for resale by the Holder of the Warrant Shares, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

“Closing Price” on any Trading Day (as defined below) shall mean the closing bid price for the Common Stock on its primary Trading Market (as defined below), and, in the absence of any Trading Market, shall mean the fair market value of the Common Stock, as determined in good faith by the Company's Board of Directors.

“Trading Day” means (i) a day on which the Common Stock is eligible to be traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is eligible to be traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" shall mean any regulated or self-regulated exchange or organized trading market, including the NASDAQ Global Market, the NASDAQ Capital Market, the American Stock Exchange, OTC Bulletin Board or Pink Sheets LLC, on which the Common Stock is listed or quoted for trading on the date in question, as applicable.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.         Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

12.         Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Purchase Agreement.

13.         Purchase Agreement.  The Warrant Shares for which this Warrant is exercisable are entitled to the benefits and subject to the limitations of the Purchase Agreement, which include registration rights for the Warrant Shares.

14.         Miscellaneous.

(a)           Subject to the restrictions on transfer set forth herein, this Warrant and the registration rights set forth in the Purchase Agreement may be assigned by the Holder in not less than 25,000 Warrant Shares or in its entirety.  This Warrant may not be assigned by the Company except to a successor in the event of a sale of all or substantially all of the Company’s assets or a merger or acquisition of the Company.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)           The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(C)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ARNO THERAPEUTICS, INC.

By:____________________________
Name:	David M. Tanen
Title:	President

ANNEX A

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Preferred Stock or Common Stock of Arno Therapeutics, Inc., to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Arno Therapeutics, Inc., with full power of substitution in the premises.

Dated: __________,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

ANNEX B

FORM OF EXERCISE NOTICE

[To be executed by the Holder to exercise the right to purchase shares of Preferred Stock or Common Stock under the foregoing Warrant]

To:  ARNO THERAPEUTICS, INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Arno Therapeutics, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

____    “Cash Exercise”

____    “Cashless Exercise”

4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: __________,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ANNEX C

WARRANT SHARES EXERCISE LOG

DATE	NUMBER OF WARRANT SHARES AVAILABLE TO BE EXERCISED	NUMBER OF WARRANT SHARES EXERCISED	NUMBER OF WARRANT SHARES REMAINING TO BE EXERCISED